Exhibit 10.74

SHORTFALL PAYMENT GUARANTY

THIS SHORTFALL PAYMENT GUARANTY (this “Guaranty”) executed and delivered as of December 29, 2022 is given by STUART LICHTER, AS TRUSTEE OF THE STUART LICHTER TRUST U/T/D DATED NOVEMBER 13, 2011, and STUART LICHTER, an individual, each with an address at c/o Industrial Realty Group, LLC, 11111 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025 (jointly, severally, and collectively referred to herein as either “Guarantor” or “Guarantors”), to the STARK COUNTY PORT AUTHORITY, an Ohio port authority and a body corporate and politic (“Stark Port”) and THE HUNTINGTON NATIONAL BANK, as trustee with respect to the Series 2022 Bonds referred to below (“Trustee”).

Capitalized words and terms not otherwise defined herein shall have the meanings assigned to them in the Master Definitions List appended to the Cooperative Agreement dated as of December 1, 2022 (“Cooperative Agreement”), among Stark Port, the City of Canton, Ohio (“City”), Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOFREco”) and HOF Village Newco, LLC, a Delaware limited liability company (“HOFV Newco” and together with HOFREco, the “Developer Principals”) joined, to the extent stated therein, by HOF Village Stadium, LLC, HOF Village Youth Fields, LLC, HOF Village Center for Excellence, LLC, HOF Village Center for Performance, LLC, HOF Village Retail I, LLC and HOF Village Retail II, LLC, each a Delaware limited liability company (collectively, together with the Developer Principals, the “Developer Parties”).

Recitals:

A. Pursuant to Ohio law, including the Authorizing Acts, and at the request of the Developer Principals, Stark Port has authorized the issuance, sale and delivery of the Series 2022 Bonds pursuant to the Bond Legislation, the Cooperative Agreement, the Indenture and the 2022 Placement Agreement, to finance and refinance costs of the Projects, including through the refunding of port authority revenue bonds (“Prior Bonds”) that benefit from a guaranty of certain related payments by Guarantor (“Prior Guaranty”), and such financing and refinancing, including that refunding, is expected to result in substantial benefits to the Developer Parties.

B. The sale of the Series 2022 Bonds pursuant to the 2022 Placement Agreement, and the delivery of the Series 2022 Bonds to the Original Purchaser against payment of the purchase price thereof, is conditioned on the delivery of this Guaranty by Guarantor.

C. Stark Port is unwilling to enter into the Cooperative Agreement, to execute and deliver the other Port Authority Transaction Documents or to issue the Series 2022 Bonds unless Guarantor delivers this Guaranty.

D. The Trustee is unwilling to enter into the Indenture or to authenticate and deliver the Series 2022 Bonds unless Guarantor delivers this Guaranty.

E. There exist, and it is anticipated that there will continue to exist, economic and business contacts and activities between Guarantor and the Developer Parties with respect to the Development, that are expected to be of direct and substantial benefit to Guarantor, and upon issuance of the Series 2022 Bonds and refunding of the Prior Bonds, the Prior Guaranty will be released and Guarantor will be relieved of its obligations thereunder, and therefore Guarantor believes it is in the best interest of Guarantor to enter into and deliver this Guaranty.

NOW, THEREFORE, in consideration of the covenants contained herein and the recitals herein expressed and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. As an inducement to (i) Stark Port to enter into the Cooperative Agreement and the other Port Authority Transaction Documents, and to issue the Series 2022 Bonds to finance and refinance costs of the Projects, including the refunding of the Prior Bonds, and (ii) the Trustee to enter into the Indenture and authenticate and deliver the Series 2022 Bonds to the Original Purchaser, and to satisfy one of the conditions under the 2022 Placement Agreement to the obligation of the Original Purchaser to pay the purchase price of and accept delivery of the Series 2022 Bonds, and to thereby achieve the direct and substantial benefits expected therefrom for the Development and the Developer Parties, and the resulting and additional benefits expected to redound to the benefit of Guarantor, and in consideration thereof, Guarantor has executed and delivered this Guaranty to the Trustee and Stark Port.

2. Guarantor hereby absolutely and unconditionally guarantees and agrees to pay (if not otherwise paid), as a joint and several obligation of any party within the definition of Guarantor, from time to time when due, whether at one time or from time to time, the payment of all Developer Shortfall Payments when due under the Cooperative Agreement, together with interest thereon at the Interest Rate for Advances, from the date due until paid with respect to any Developer Shortfall Payments guaranteed hereunder and not timely paid (collectively, the “Obligations”). This Guaranty is not a guaranty of collection, but rather this Guaranty is an irrevocable, absolute, unconditional, joint and several guarantee of prompt payment and performance of the Obligations. Guarantor acknowledges receipt of an executed copy of, and is familiar with, the provisions of the Cooperative Agreement.

Notwithstanding the foregoing, Guarantors’ obligations under this Guaranty to pay the Obligations shall be subject to release with the written consent of the Majority Holders, and shall be subject to termination upon written request of the Guarantor accompanied by a report of the Administrator to the effect that the aggregate Net Statutory Service Payments from the TIF Properties have been equal to or greater than 100% of the Projected Net Statutory Service Payments (for all of the TIF Properties) for three consecutive Tax Collection Years beginning not earlier than Tax Collection Year 2024.

3. Guarantor shall be in default hereunder, which occurrence will also constitute a default under the Transaction Documents, if Guarantor (a) fails to comply in any material respect with the covenants contained in Section 2 hereof, or any other covenants, obligations and agreements of Guarantor under this Guaranty and (b) fails to cure such default within any grace period specified herein or in the other Transaction Documents with respect to such default.

4. Guarantor warrants that (a) there is no prohibition in any agreement to which Guarantor is a party which in any way restricts or prevents the execution of this Guaranty and performance of Guarantor’s obligations herein in any respect, and (b) this instrument has been duly executed and is a valid and binding obligation of each named Guarantor.

5. Guarantor further warrants that (a) Guarantor is not insolvent, (b) Guarantor’s property and assets are not subject to any claims, liabilities, liens, or encumbrances which could reasonably be expected to materially and adversely impair Guarantor’s ability to perform its obligations under this Guaranty, and (c) there is no pending, or, to Guarantor’s knowledge, threatened, litigation against Guarantor which could reasonably be expected to have a material and adverse effect on Guarantor’s ability to perform its obligations under this Guaranty.

6. Guarantor further represents and warrants that its execution and delivery of this Guaranty to satisfy one of the conditions to the issuance, sale and delivery of the Series 2022 Bonds pursuant to the other Transaction Documents, and the agreements of Stark Port and the Trustee with respect to the issuance, sale and delivery of the Series 2022 Bonds and the refunding of the Prior Bonds, and the resulting release of the Prior Guaranty, will result in direct or indirect benefits to Guarantor.

7. Except as otherwise provided herein, Guarantor hereby expressly waives the right to receive notice of, to consent to, or to receive any additional consideration on account of any of the following, and each Guarantor hereby agrees that its obligations under this Guaranty shall not be released, diminished, impaired, reduced, or otherwise affected by the occurrence of any of the following events or the fact that any of such events have occurred; provided, that no such event shall increase the amount due hereunder (to an amount in excess of the Obligations):

(a) The amendment, renewal, extension, restatement, or assignment of any part or all of the Cooperative Agreement, other Transaction Documents or any other documents evidencing, securing, or pertaining thereto or to the Series 2022 Bonds, or any forbearance or other agreement by Stark Port or the Trustee to accept a deferred payment or performance of any of the Obligations, or any of the obligations guaranteed hereunder, by mutual agreement of any or all of the Stark Port, the Trustee, the Developer Parties and/or Guarantor, or by Stark Port and the Trustee pursuant to Section 7(e) below.

(b) The cancellation of any part of the Obligations or the release of the Developer Principals, other Developer Parties, the Owners or any other Person from liability for all or any part of the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments that, if made, would reduce the amount of the Obligations; it being acknowledged and agreed by Guarantor that Guarantor may be required to pay or perform the Obligations in full without the payment of any amounts by the Developer Principals, other Developer Parties, the Owners or any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of any contemplation, belief, understanding, or agreement that any other Person shall at all, or any, times make any particular payments diminishing the amount of the Obligations or otherwise relating thereto.

(c) The failure to perfect a lien (or the unenforceability of any lien) in any collateral intended as security for all or any part of the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments that, if made, would reduce the amount of the Obligations; or the release of, the surrender of, the exchange of, or the substitution of all or any part of such collateral; or the subordination of any such lien to any other lien or liens covering such collateral; or the deterioration, waste, loss, or impairment (including without limitation, negligent, willful, unreasonable, or unjustifiable impairment) of any such collateral; it being acknowledged by Guarantor that Guarantor is not entering into this Guaranty in reliance on or in contemplation of the benefits of any collateral for the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments, or the value of any such collateral, or the validity or enforceability of any lien thereon or security interest therein.

(d) The addition of any collateral as security for, or the addition of any Person as a party with liability for, the payment or performance of all or any part of the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments that, if made, would reduce the amount of the Obligations.

(e) Any action with respect to any of the Obligations, to all or any part of the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments that, if made, would reduce the amount of the Obligations, or to any documents evidencing, securing, or pertaining thereto, including but not limited to, any settlement or compromise of, or any action having the effect of reducing any amount due thereunder or with respect thereto, the pursuit of any particular remedy before any other remedy, or the exercise of, or waiver or failure to timely exercise, any right conferred thereunder, the exercise of such rights being wholly discretionary with Stark Port and the Trustee.

(f) Any dissolution, insolvency, bankruptcy, disability, or lack of authority of the Developer Parties, Owners or any Person (including any Guarantor or other guarantor of any related obligations) at any time liable for the payment or performance of all or any part of the Obligations, or all or any part of the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments that, if made, would reduce the amount of the Obligations.

(g) Any neglect, delay, omission, failure, or refusal of Stark Port, the Trustee or any other party with enforcement rights to foreclose on any collateral for the Obligations, or for the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments that, if made, would reduce the amount of the Obligations, or to sue or take any other action to enforce the collection or performance of all or any part of the Obligations, all or any part of the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments that, if made, would reduce the amount of the Obligations, or any right contained in any document evidencing, securing, or pertaining thereto.

(h) The failure of Stark Port , the Trustee or any other party with enforcement rights to exercise diligence, commercial reasonableness or reasonable care in the preservation, protection, enforcement, sale, or other handling of all or any part of the collateral for any of the Obligations, or for any of the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments that, if made, would reduce the amount of the Obligations, or in bringing suit against the Developer Parties, Owners, any Guarantor or any other Person to enforce any of the Obligations, or the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments that, if made, would reduce the amount of the Obligations, or any other liability of any such Person.

8. Each Guarantor agrees that, until all of the Obligations have been paid in full, it will not exercise any rights it may have at law or in equity, including, without limitation, rights under any law subrogating such Guarantor to the rights of Stark Port or the Trustee, to seek contribution, indemnification, or any other form of reimbursement from any of the Developer Parties, any other Guarantor, or any other Person now or hereafter primarily or secondarily liable for any obligations of the Developer Parties or the Owners to Stark Port or the Trustee with respect to the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments that, if made, would reduce the amount of the Obligations, for any payment or disbursement made by such Guarantor under or in connection with this Guaranty.

9. Notice of the acceptance by Stark Port and the Trustee of this Guaranty, of the creation of the Obligations (or of the Statutory Service Payments, Minimum Payments or Developer Shortfall Payments) and of any extensions and renewals of or relating to the Obligations (or any other such payments), is hereby waived, as is presentment of any notes or other instruments or agreements representing or evidencing any such indebtedness, notice of nonpayment, protest, and notice of protest. Guarantor further waives all notices to which Guarantor might otherwise be entitled by law and all defenses, legal or equitable, available to such Guarantor, except for payment of the Obligations.

10. At the option of Stark Port or the Trustee, Stark Port or the Trustee may have other Persons become liable on the Obligations, or on the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments that, if made, would reduce the amount of the Obligations, and on any extensions and renewals thereof, and Stark Port or the Trustee may sell, settle or release any security or release the liability of such other Persons without notice to Guarantor and without impairing the rights of Stark Port or the Trustee hereunder, and neither Stark Port nor the Trustee need proceed against the Developer Principals, the other Developer Parties, the Owners or any other Persons, or any collateral or other security, before enforcing liability for the Obligations under this Guaranty. The obligations of Guarantor hereunder shall not be released, discharged or in any way affected, nor shall Guarantor have any rights or recourse against Stark Port or the Trustee whatsoever, whether by reason of the fact that a valid lien or security interest in any collateral taken by Stark Port or the Trustee from the Developer Parties or the Owners is not perfected by Stark Port or the Trustee, or by reason of any action Stark Port or the Trustee may take or omit to take in connection with any credit that may be extended by Stark Port to the Developer Parties or Owners, or for any other reason whatsoever relating to the acceptance and enforcement of this Guaranty or any other obligations of the Developer Parties or other Owners. Stark Port or the Trustee may, without notice to or consent of Guarantor and without in any way affecting the liability of Guarantor, modify, waive, amend, supplement or otherwise change any of the terms, conditions, provisions, restrictions or liabilities contained in any instrument evidencing or pertaining to the Obligations, the Statutory Service Payments, Minimum Payments, Developer Shortfall Payments or any other payments that, if made, would reduce the amount of the Obligations, or any other indebtedness or obligation guaranteed hereby.

11. This Guaranty is a continuing guaranty, inuring to the benefit of Stark Port and the Trustee and their successors and assigns, and binding upon Guarantor and Guarantor’s personal representatives, heirs, administrators, executors, successors and assigns. This Guaranty shall be construed in accordance with the laws of the State of Ohio. If any term or provision of this Guaranty shall be held to be illegal or unenforceable, the validity of the remaining provisions shall not be affected thereby and shall remain in full force and effect. In connection with any action, claim, suit or other legal proceeding brought to enforce this Guaranty, Guarantor irrevocably agrees to the jurisdiction of any court of record situated in Stark County, Ohio, agrees that venue will lie in any such court, and agrees that any judgment taken in such court, whether by default or otherwise, shall be enforceable in any court of record with jurisdiction over the person or property of Guarantor.

12. GUARANTOR, AFTER CONSULTING WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY, OR ANY OF THE OBLIGATIONS, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ITS ACTIONS. GUARANTOR SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY GUARANTOR, STARK PORT AND THE TRUSTEE.

[Signatures on following page]

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of date first written above.

/s/ Stuart Lichter
STUART LICHTER, an individual

STATE OF California)
) SS
COUNTY OF Los Angeles )

This is an acknowledgment clause.  No oath or affirmation was administered to the signer. The foregoing instrument was acknowledged before me this 1st day of February, 2023, by Stuart Lichter, who stated that he did sign the foregoing instrument and that the same was his free act and deed.

[SEAL]

/s/ Rozita Ebrami
Notary Public
My commission expires:

THE STUART LICHTER TRUST U/T/D
DATED NOVEMBER 13, 2011

By:	/s/ Stuart Lichter
Stuart Lichter, as Trustee

STATE OF CALIFORNIA)
) SS
COUNTY OF LOS ANGELES )

This is an acknowledgment clause.  No oath or affirmation was administered to the signer. The foregoing instrument was acknowledged before me this 1st day of February, 2023, by Stuart Lichter, the Trustee of The Stuart Lichter Trust U/T/D Dated November 13, 2011, with full power and authority thereunto pertaining, in the name and on behalf of that Trust.

/s/ Rozita Ebrami
Notary Public
My commission expires:

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